UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2011

AUXILIO, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-27507	88-0350448
(Commission File Number)	(I.R.S. Employer Identification No.)

26300 La Alameda, Suite 100

Mission Viejo, California  92691

(Address of principal executive offices)

(949) 614-0700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2011, Auxilio, Inc. (the “Company”) issued a warrant to purchase 300,000 shares of the Company’s Common Stock (the “Warrant”) to Joseph Flynn, the Company’s Chief Executive Officer and President.  The Warrant expires on March 31, 2016 and has a per share exercise price of $0.94, which represents the closing price of the Company’s Common Stock on the Over-the-Counter Bulletin Board on April 1, 2011.  The Warrant will vest as follows: (a) 100,000 of the Warrant Shares shall vest on March 31, 2012; (b) 100,000 of the Warrant Shares shall vest on March 31, 2013; and (c) 100,000 of the Warrant Shares shall best on March 31, 2014. The foregoing description of the Warrant is qualified in its entirety by reference to the Warrant, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01.       Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit Number	Description
10.1	Common Stock Warrant dated April 1, 2011, issued to Joseph Flynn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIO, INC.

Date: April 4, 2011	By:	/s/ Paul T. Anthony
	Name:	Paul T. Anthony
	Title:	Chief Financial Officer

EXHIBIT INDEX

          Exhibit

         Number                                                    Description

10.1	Common Stock Warrant dated April 1, 2011, issued to Joseph Flynn.